UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2020

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 32nd Floor

New York, NY 10105

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BRG	NYSE American
8.250% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	BRG-PrA	NYSE American
7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share	BRG-PrC	NYSE American
7.125% Series D Cumulative Preferred Stock, $0.01 par value per share	BRG-PrD	NYSE American

Securities registered pursuant to Section 12(g) of the Exchange Act:

Title of each class
Series B Redeemable Preferred Stock, $0.01 par value per share
Warrants to Purchase Shares of Class A Common Stock, $0.01 par value per share

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Arrangements with R. Ramin Kamfar and Jordan B. Ruddy

As previously disclosed in the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2017 by Bluerock Residential Growth REIT, Inc. (the “Company,” “we,” “us,” or “our”), on October 27, 2017, Bluerock REIT Operator, LLC, a Delaware limited liability company and an indirect subsidiary of the Company (“REIT Operator”), entered into amended and restated employment agreements with each of the Company’s executive officers (each, an “Executive Agreement”), including R. Ramin Kamfar (“Mr. Kamfar”) and Jordan B. Ruddy (“Mr. Ruddy”). The Executive Agreements with Mr. Kamfar and Mr. Ruddy set forth, respectively, the terms and conditions of Mr. Kamfar’s service as our Chief Executive Officer and Chairman of our Board of Directors, and Mr. Ruddy’s service as our Chief Operating Officer and President. Mr. Kamfar’s Executive Agreement provides that Mr. Kamfar will receive an annual base salary of $400,000, and Mr. Ruddy’s Executive Agreement provides that Mr. Ruddy will receive an annual base salary of $300,000 (collectively, the “Base Salaries,” and each, a “Base Salary”), in each case payable in accordance with REIT Operator’s normal payroll practices, but no less often than semi-monthly.

On March 31, 2020,  the Compensation Committee (the “Compensation Committee”) of our Board of Directors approved, and each of Mr. Kamfar and Mr. Ruddy formally elected and agreed to receive, and the Company agreed to pay, (a) 97.0% of the Base Salary of Mr. Kamfar for the fiscal year ending December 31, 2020, and (b) (i) 66.7% of the Base Salary of Mr. Ruddy for the first quarter of such fiscal year and (ii) 87.3% of the Base Salary of Mr. Ruddy for the for the second, third and fourth quarters of such fiscal year, in Company equity rather than in cash, as follows:

1.       For the period from January 1, 2020 through March 31, 2020, (a) 97.0% of the portion of the Base Salary payable to Mr. Kamfar for such period, and (b) 66.7% of the portion of the Base Salary payable to Mr. Ruddy for such period, will each be payable as a grant of equity incentive compensation under the Company’s Third Amended and Restated 2014 Equity Incentive Plan for Individuals (the “Plan”) in the form of shares of the Company’s Class A common stock (the “Common Stock”), with the remainder payable in cash. Such grants and cash payments will be made effective as of April 15, 2020 (the “Common Stock Date of Grant”). The number of shares of Common Stock to be granted to each of Mr. Kamfar and Mr. Ruddy on the Common Stock Date of Grant will be determined by dividing the dollar value of each such grant by the weighted average closing price of a share of Common Stock for the twenty (20) trading days preceding the Common Stock Date of Grant.

2.       For each of each of the periods from (a) April 1, 2020 through June 30, 2020; (b) July 1, 2020 through September 30, 2020; and (c) October 1, 2020 through December 31, 2020, (a) 97.0% of the portion of the Base Salary payable to Mr. Kamfar for each such period, and (b) 87.33% of the portion of the Base Salary payable to Mr. Ruddy for each such period, will each be payable as a grant of equity incentive compensation under the Plan in the form of grants of long-term incentive plan units (“LTIP Units”) of the Company’s operating partnership, Bluerock Residential Holdings, L.P. (the “Operating Partnership”), with the remainder, in each case, payable in cash. Such grants and cash payments will be made on a quarterly basis, expected to occur in mid-May 2020, mid-August 2020, and mid-November 2020 (each, an “LTIP Date of Grant”). The number of LTIP Units to be granted to each of Mr. Kamfar and Mr. Ruddy on each such LTIP Date of Grant will be determined by dividing the dollar value of each such grant by the weighted average closing price of a share of Common Stock for the twenty (20) trading days preceding the applicable LTIP Date of Grant. Each such grant to each of Messrs. Kamfar and Ruddy will be evidenced by an LTIP Unit Vesting Agreement.

The payment of the Base Salaries to each of Mr. Kamfar and Mr. Ruddy primarily in Company equity rather than in cash reflects a change in the form of payment only. The amounts of Mr. Kamfar and Mr. Ruddy’s respective Base Salaries remain unchanged.

The shares of Common Stock and LTIP Units so granted in payment of the Base Salaries of Mr. Kamfar and Mr. Ruddy will be issued in accordance with, and will be subject to, the terms of the Plan. Each such share of Common Stock and LTIP Unit will become vested and nonforfeitable on the first anniversary of the applicable Common Stock Date of Grant or LTIP Date of Grant.

ITEM 8.01	OTHER EVENTS

Supplemental Risk Factor

The Company is supplementing the risk factors set forth under “Item 1A. Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”) with the additional risk factor set forth below. This supplemental risk factor should be read in conjunction with the risk factors set forth in the 2019 Form 10-K.

The current pandemic of the novel coronavirus, or COVID-19, or the future outbreak of other highly infectious or contagious diseases, could materially and adversely impact or disrupt our financial condition, results of operations, cash flows and performance.

Since its discovery in December 2019, a new strain of coronavirus (“COVID-19”) has spread from China to many other countries, including the United States. The outbreak has been declared to be a pandemic by the World Health Organization, and the Health and Human Services Secretary has declared a public health emergency in the United States in response to the outbreak. Considerable uncertainty still surrounds the COVID-19 virus and its potential effects, and the extent of and effectiveness of any responses taken on a national and local level. However, measures taken to limit the impact of COVID-19, including social distancing and other restrictions on travel, congregation and business operations have already resulted in significant negative economic impacts. The long-term impact of COVID-19 on the United States and world economies remains uncertain, but is likely to result in a world-wide economic downturn, the duration and scope of which cannot currently be predicted.

Our operating results depend, in large part, on revenues derived from leasing space in our properties to residential tenants and the ability of tenants to generate sufficient income to pay their rents in a timely manner. The market and economic challenges created by the COVID-19 pandemic, and measures implemented to prevent its spread, may adversely affect our returns and profitability and, as a result, our ability to make distributions to our stockholders or to realize appreciation in the value of our properties. The spread of the COVID-19 virus could result in further increases in unemployment, and tenants that experience deteriorating financial conditions as a result of the pandemic may be unwilling or unable to pay rent in full on a timely basis. In some cases, we may have to restructure tenants’ rent obligations, and may not be able to do so on terms as favorable to us as those currently in place. Numerous state, local, federal and industry-initiated efforts may also affect our ability to collect rent or enforce remedies for the failure to pay rent. In the event of tenant nonpayment, default or bankruptcy, we may incur costs in protecting our investment and re-leasing our property, and have limited ability to renew existing leases or sign new leases at projected rents. Our properties may also incur significant costs or losses related to shelter-in-place orders, quarantines, infection or other related factors. The federal government has announced various forms of aid, both to individual Americans and to the market sectors negatively affected by COVID-19. However, there can be no certainty that such aid will be available to our tenants or to us in any amount, or in amounts sufficient to mitigate the material reduction in revenue we may experience. Until such time as the virus is contained or eradicated and commerce and employment return to more customary levels, we may experience material reductions in our operating revenue.

Additionally, as a result of an extended economic downturn, the real estate market may be unable to attract the same level of capital investment that it attracts at the time of our purchases or there may be a reduction in the number of companies seeking to acquire properties, which may result in the value of our properties not appreciating, or decreasing significantly below the amount for which we acquired them.

In light of the severe economic, market and other disruptions worldwide being caused by the COVID-19 pandemic, there can be no assurance that conditions in the bank lending, capital and other financial markets will not continue to deteriorate as a result of the pandemic, or that our access to capital and other sources of funding will not become constrained, which could adversely affect the availability and terms of future borrowings, renewals or refinancings. A constriction on lending by financial institutions could reduce the number of properties we can acquire, our cash flow from operations and our ability to make distributions to our stockholders. If we are unable to refinance maturing indebtedness with respect to a particular property and are unable to pay the same, then the lender may foreclose on such property. Financial and real estate market disruptions could also adversely affect the availability of financing from Freddie Mac and Fannie Mae, which could decrease the amount of available liquidity and credit for use in acquiring and further diversifying our portfolio of multifamily assets.

The global impact of the COVID-19 pandemic continues to evolve rapidly, and the extent of its effect on our operational and financial performance will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration, scope and severity of the pandemic, the actions taken to contain or mitigate its impact, and the direct and indirect economic effects of the pandemic and related containment measures, among others. However, the COVID-19 pandemic presents material uncertainty and risk with respect to our performance, financial condition, results of operations, cash flows and performance. Moreover, many of the risk factors set forth in the 2019 Form 10-K should be interpreted as heightened risks as a result of the impact of the COVID-19 pandemic. In addition, if in the future there is an outbreak of another highly infectious or contagious disease, the Company and our properties may be subject to similar risks as posed by COVID-19.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: April 3, 2020	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer